Exhibit 10.3

Dated: as of September 7, 2011

BEDFORD MARITIME CORP.

BRIGHTON MARITIME CORP.

HARI MARITIME CORP.

PROSPECT NAVIGATION CORP.

HANCOCK NAVIGATION CORP

COLUMBUS MARITIME CORP.

and

WHITEHALL MARINE TRANSPORT CORP.

as joint and several Borrowers

TBS INTERNATIONAL LIMITED

TBS HOLDINGS LIMITED

and

TBS INTERNATIONAL PUBLIC LIMITED COMPANY

as Guarantors

DVB GROUP MERCHANT BANK (ASIA) LTD.

as Lender

DVB GROUP MERCHANT BANK (ASIA) LTD.

as Facility Agent and Security Trustee

-and-

DVB BANK SE

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

and

NATIXIS

as Swap Banks

FORBEARANCE AGREEMENT AND WAIVER

Relating to the Loan Agreement dated as of January 16, 2008,

as amended by a First Amendatory Agreement dated as of March 23, 2009,

a Second Amendatory Agreement dated as of December 31, 2009,

a Third Amendatory Agreement dated as of January 11, 2010

a Fourth Amendatory Agreement dated as of April 30, 2010,

a Fifth Amendatory Agreement dated as of January 27, 2011 and a Sixth Amendatory Agreement dated as of April 15, 2011

Watson, Farley & Williams

New York

FORBEARANCE AGREEMENT AND WAIVER dated as of September 7, 2011 (this “Forbearance Agreement”)

AMONG

(1)                                  BEDFORD MARITIME CORP., BRIGHTON MARITIME CORP., HARI MARITIME CORP., PROSPECT NAVIGATION CORP., HANCOCK NAVIGATION CORP., COLUMBUS MARITIME CORP. and WHITEHALL MARINE TRANSPORT CORP., each a corporation organized and existing under the law of the Republic of The Marshall Islands, as joint and several borrowers (each, a “Borrower” and together, the “Borrowers”);

(2)                                  TBS INTERNATIONAL LIMITED, TBS HOLDINGS LIMITED, each a company organized and existing under the law of Bermuda, and TBS INTERNATIONAL PUBLIC LIMITED COMPANY (“TBSPLC”), a company organized and existing under the law of Ireland, as guarantors (each, a “Guarantor” and together, the “Guarantors”, and collectively with the Borrowers, the “Obligors”);

(3)                                  DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road #30-02, Singapore, as lender (in such capacity, the “Lender”);

(4)                                 DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road #30-02, Singapore, as facility agent (in such capacity, the “Facility Agent”) for the Lender and as security trustee (in such capacity, the “Security Trustee”) for the Lender and the Swap Banks; and

(5)                                  DVB BANK SE (as successor-in-interest to DVB Bank AG), acting through its office at Platz der Republik 6, 60325 Frankfurt/Main, Germany, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, acting through its office at Head Office, Building B4, Lower Baggot Street, Dublin 2, Ireland, and NATIXIS, acting through its office at BP 4 - F-75060, Paris Cedex 02, France, as swap banks (each, a “Swap Bank” and together, the “Swap Banks”).

WITNESSETH THAT:

WHEREAS, the Borrowers, the Guarantors, the Lender, the Facility Agent, the Security Trustee, the Swap Banks and others are parties to a Loan Agreement dated as of January 16, 2008, as amended by a First Amendatory Agreement dated as of March 23, 2009, a Second Amendatory Agreement dated as of December 31, 2009, a Third Amendatory Agreement dated as of January 11, 2010, a Fourth Amendatory Agreement dated as of April 30, 2010, a Fifth Amendatory Agreement dated as of January 27, 2011 and a Sixth Amendatory Agreement dated as of April 15, 2011 (the “Sixth Amendatory Agreement”) (as so amended, the “Loan Agreement”).

WHEREAS, the Obligors have advised the Facility Agent that the Obligors anticipate one or more of the following Events of Default occurring under the Loan Agreement during the period from and after the date hereof and prior to December 15, 2011:

(i)                                 the failure to pay to the Lenders on September 30, 2011 the principal amounts due as set forth in Section 7.1 and 7.2 of the Loan Agreement, which payment failure would be an Event of Default under Section 13.1 of the Loan Agreement (the “Payment Event of Default”);

(ii)                              the potential failure to deliver cash flow forecasts that evidence and/or project the required minimum Qualified Cash as set forth in Section 10.1(h)(ii) of the Loan Agreement, which failure (should it occur) would be an Event of Default under Section 13.1(b) of the Loan Agreement (the “Cash Flow Forecasts Event of Default”), provided that the Borrowers shall continue to be required to deliver cash flow forecasts as required in Section 10.1(h)(ii) of the Loan Agreement, and the failure to deliver such reports shall not be a Specified Default;

(iii)                           the potential failure to maintain the required minimum Qualified Cash as set forth in Section 7.13(b) of the Bank of America Credit Facility Agreement, which failure (should it occur) would be an Event of Default under Section 13.1(q) of the Loan Agreement (the “Minimum Qualified Cash Event of Default”), provided that the Borrowers shall continue to be required to maintain with Bank of America, N.A. a minimum average balance of no less than the lesser of (x) 33.8% of Qualified Cash at any time and (y) $3,382,500 (the “Minimum Balance”), and the failure to maintain such Minimum Balance shall not be deemed to be a Specified Default, and nothing in this Agreement shall waive the requirement to maintain the Minimum Balance;

(iv)                          the potential failure to be in compliance with the Minimum Interest Coverage Ratio and the Maximum Leverage Ratio as of the end of the fiscal quarter ending September 30, 2011 under Section 3.2 and Section 3.3, respectively, of the Sixth Amendatory Agreement, which failures (should they occur) would each be an Event of Default under Section 13.1(b) of the Loan Agreement (collectively, the “Financial Covenant Compliance Events of Default”);

(v)                             the potential failure to maintain a Collateral Maintenance Ratio as required by Section 10.3(a) of the Loan Agreement and to make prepayments to cure any such Event of Default set forth in Section 13.1(b) of the Loan Agreement (the “Collateral Maintenance Event of Default”); and

(vi)                          one or more cross-defaults arising as a result of the occurrence of certain defaults and events of default comparable to the Payment Event of Default or the Events of Defaults listed in paragraphs (ii) through (v) above under one or more of the Other TBS Credit Facilities set forth in Schedule 1 hereto, , which such defaults and events of default (should such occur) would be an Event of Default under Section 13.1(c) of the Loan Agreement (the “Cross-Defaults”) (the Cash Flow Forecasts Event of Default, the Minimum Qualified Cash Event of Default, the Financial Covenant Compliance Events of Default, the Collateral Maintenance Event of Default and the Cross-Defaults, in each case to the extent occurring prior to the Forbearance Termination Date (as defined below), are herein referred to collectively as the “Specified Defaults”); and

WHEREAS, the Borrowers have requested that the Lenders, the Swap Banks, the Security Trustee and the Facility Agent (the “Consenting Credit Parties”), and Consenting Credit Parties are willing to: (i) forbear, as herein provided, from exercising their rights and remedies under the Loan Agreement, the Master Agreements, the other Finance Documents and applicable law as a result of the Payment Event of Default and (ii) waive, as herein provided, the Specified Defaults to the extent such Specified Defaults occur.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1                                         DEFINITIONS

1.1                               Defined terms.  Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.  In addition:

(a)                                  in this Forbearance Agreement, the terms defined in the recitals to this Forbearance Agreement have the meanings assigned to such terms therein; and

(b)                                 unless the contrary intention appears, “Forbearance Termination Date” means the earliest to occur of:

(i)                                     December 15, 2011;

(ii)                                  the failure after the date hereof of any of the Obligors to comply with any of the terms or undertakings of this Forbearance Agreement, including without limitation the covenants set forth in Clause 3 hereof;

(iii)                               the failure after the date hereof of any of the Obligors to comply with any of the terms or undertakings of any amendment, waiver, forbearance or similar agreement with the lenders and other financial institutions under any of the Other TBS Credit Facilities set forth in Schedule 1 hereto or the expiration, for any reason, of any deferral, forbearance or similar period referred to therein;

(iv)                              the occurrence after the date hereof of any Event of Default (other than the Payment Event of Default and the Specified Defaults); and

(v)                                 the date that any of the Obligors or any Affiliate thereof or any Person or entity claiming by or through any of the Obligors joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceeding against any of the Consenting Credit Parties or any of their respective Affiliates relating to the Loan, the Loan Agreement, the Finance Documents, this Forbearance Agreement or any documents, agreements or instruments executed in connection with any of the foregoing.

2                                         FORBEARANCE AND WAIVER

2.1                               Forbearance of Payment Default.  Subject to all of the other terms and conditions set forth herein, and solely with respect to the Payment Event of Default, the Consenting Credit Parties agree to forbear from exercising their rights and remedies under the Loan Agreement, the Master Agreements, the other Finance Documents and applicable law arising as a result of the Payment Event of Default until the Forbearance Termination Date, it being understood and agreed that nothing herein shall constitute a waiver of any Payment Event of Default.

2.2                               Waiver of Specified Defaults.  Subject to all of the other terms and conditions set forth herein, and solely with respect to the Specified Defaults, the Consenting Credit Parties agree to waive the Specified Defaults and all rights and remedies under the Loan Agreement, the Master Agreements, the other Finance Documents and applicable law arising as a result of the Specified Defaults until the Forbearance Termination Date.

2.3                               Forbearance Termination Date.  Upon the occurrence of the Forbearance Termination Date, the agreements of the Consenting Credit Parties to forbear from exercising their rights and remedies in respect of the Payment Event of Default and to waive the Specified Defaults, each as set forth herein, shall automatically, without the requirement of any notice to any Obligor, terminate (and the Specified Defaults shall automatically be reinstated for all purposes under the Loan and the Finance Documents for all periods) and the Consenting Credit Parties shall be free in their sole and absolute discretion to proceed to enforce any or all of their rights and remedies set forth in this Forbearance Agreement, the Loan Agreement, the Master Agreements, the other Finance Documents and applicable law, including, without limitation, the right to demand the immediate repayment of the Outstanding Indebtedness in full.

3                                         COVENANTS

3.1                               Default Interest.  Commencing on September 30, 2011, the Borrowers shall accrue interest on the principal amount of the Outstanding Indebtedness at the Default Rate as set forth in Section 6.2 of the Loan Agreement, provided, that the 2.0% per annum portion of the interest rate that is above the rate otherwise applicable shall be payable on the first Repayment Date occurring immediately following the Forbearance Termination Date.  Except as set forth above, interest on the Loan shall continue to be due and payable in arrears on each Repayment Date and at such other times as specified in the Loan Agreement, and the Borrowers agree to pay all interest then due and payable on each such Repayment Date and as otherwise provided in the Loan Agreement.

3.2                               BOA Restructuring Advisor.  At the Obligors’ expense, Bingham McCutchen LLP, counsel to Bank of America, N.A., as Administrative Agent under the Bank of America Credit Facility Agreement (in such capacity, the “BOA Agent”), shall engage a financial advisor (the “BOA Restructuring Advisor”) to, among other things, make visits to, and discuss financial and operational matters with, the Guarantors upon reasonable advance notice and at reasonable times during normal business hours and to advise the BOA Agent as to the business, operations, financial condition and restructuring alternatives of the Guarantors.  The Guarantors and the Borrowers covenant and agree that (i) such Restructuring Advisor shall not be limited in the frequency of visits to the facilities of the Borrowers and the Guarantors, and (ii) the Borrowers and the Guarantors shall cooperate with the BOA Restructuring

Advisor and provide the BOA Restructuring Advisor with all information reasonably requested by the BOA Restructuring Advisor in connection with its engagement within a reasonable period of time after request.

3.3                               Fees and expenses of BOA Restructuring Advisor.  All reasonable fees and expenses of the BOA Restructuring Advisor shall be for the account of the Borrowers.

3.4                               Failure to cooperate with BOA Restructuring Advisor.  The failure of the Borrowers and the Guarantors to cooperate with the BOA Restructuring Advisor and to provide any information reasonably requested by the BOA Restructuring Advisor as provided in Section 3.2 of this Forbearance Agreement shall constitute a breach of this Forbearance Agreement and the Loan Agreement and be an immediate Event of Default under the Loan Agreement pursuant to Section 13.1(b) of the Loan Agreement, without regard to any cure period provided in Section 13.1(b) of the Loan Agreement.

3.5                               Obligors’ Restructuring Advisor.  The Obligors shall continue to engage AlixPartners, LLP as the restructuring advisor to the Obligors, with a scope of services reasonably acceptable to the Facility Agent, until otherwise agreed in writing by the Facility Agent.  In the event that AlixPartners, LLP terminates their existing engagement by the Obligors, the Borrowers shall appoint a restructuring advisor satisfactory to the Facility Agent with a scope of services reasonably acceptable to the Facility Agent within 5 Business Days (or such longer period of time as agreed to in writing by the Facility Agent) of AlixPartners, LLP providing the Borrowers written notice of termination of their contract with the Borrowers.  The Borrowers shall cause the newly appointed restructuring advisor to continue to serve as a restructuring advisor to the Obligors until otherwise agreed in writing by the Facility Agent.

3.6                               Reports of Obligors’ Restructuring Advisor.  The Obligors agree that any final written report of AlixPartners, LLP, or any other restructuring advisor engaged by the Obligors, will also be provided to the Consenting Credit Parties within a reasonable period of time following any Obligor’s receipt of such final written reports, provided that any such written reports the disclosure of which would forfeit an attorney-client, accountant-client or other available privilege shall be excluded from the foregoing delivery requirement.

4                                         EFFECTIVENESS OF FORBEARANCE AGREEMENT

4.1                               Conditions precedent.  The provisions of this Forbearance Agreement shall become effective upon the satisfaction of each of the following conditions (such date, the “Forbearance Agreement Effective Date”), in each case in a manner and in form and substance satisfactory to the Facility Agent (unless otherwise agreed to in writing by the Facility Agent):

(a)                                  The Facility Agent shall have received a copy (with an original to follow) of this Forbearance Agreement, duly executed by the parties hereto;

(b)                                The Facility Agent shall have received evidence, reasonably satisfactory to the Facility Agent, that each of the Other TBS Credit Facilities set forth in Schedule 1 hereto shall have become subject to forbearance arrangements or, as applicable, an amendment, waiver or other modification reasonably satisfactory to the lenders of each of the Other TBS Credit Facilities set forth in Schedule 1 hereto, in each case to the extent required by such Other

TBS Credit Facilities set forth in Schedule 1 hereto to maintain compliance therewith (or, in the case of failure to make payments thereunder, forbear from pursuing any remedies in respect of such default), and the Facility Agent shall have received an Officer’s Certificate signed by a duly authorized officer of TBSPLC and attaching and certifying to be true, correct and complete, a fully executed copy of each such forbearance arrangement or, as applicable, amendment, waiver or other modification;

(c)                                  The Facility Agent shall have received payment for the fees, and expenses including, without limitation, fees and expenses incurred by their counsel (Watson, Farley & Williams (New York) LLP) and other consultants, for which invoices or estimates therefor have been provided to the Obligors on or prior to the Forbearance Agreement Effective Date;

(d)                                 The representations and warranties of each of the Obligors in the Loan Agreement and the other Finance Documents shall be true and correct in all material respects as of the Forbearance Agreement Effective Date, except with respect to the occurrence of the Payment Event of Default and the Specified Defaults referred to herein and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct in all material respects as of such prior date;

(e)                                  There shall have occurred no Event of Default or Potential Event of Default other than the Payment Event of Default and the Specified Defaults; and

(f)                                    The Facility Agent shall have received a copy (with the original to follow) of any power of attorney under which this Forbearance Agreement and any other document to be executed pursuant to this Forbearance Agreement was or is to be executed on behalf of an Obligor.

4.2                               Waiver of conditions precedent.  The Facility Agent, with the consent of the Lenders and the Swap Banks, may waive one or more of the conditions referred to in Clause 4.1; provided that the Obligors deliver to the Facility Agent a written undertaking to satisfy such conditions within ten (10) Business Days after the Facility Agent grants such waiver (or such longer period as the Facility Agent may specify).

4.3                               Failure to complete conditions precedent.  If the Obligors fail to complete all or any of the conditions precedent required by Clause 4.1 by the Conditions Precedent Deadline, and the Facility Agent has not granted a waiver pursuant to Clause 4.2 hereof, the Obligors acknowledge and agree that such failure shall be deemed an Event of Default under the Loan Agreement and that the Credit Parties shall be entitled to all rights and to exercise all remedies afforded to them under the terms of the Loan Agreement and the other Finance Documents (all of which are expressly reserved).

5                                         EFFECT OF FORBEARANCE AGREEMENT

5.1                               References.  Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Loan Agreement” in any of the other Finance Documents, shall mean and refer to the Loan Agreement as amended, modified or waived hereby.

5.2                               Effect of agreement.  Subject to the terms of this Forbearance Agreement, with effect on and from the date hereof (subject to fulfillment or waiver of the conditions precedent stated in

Clause 4 above) the Loan Agreement shall be, and shall be deemed by this Forbearance Agreement to have been, amended or supplemented upon the terms and conditions stated herein and, as so amended or supplemented, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended or supplemented.  In addition, each of the Finance Documents shall be, and shall be deemed by this Forbearance Agreement to have been, amended as follows:

(a)                                  the definition of, and references throughout each of such Finance Documents to, the “Loan Agreement” and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended or supplemented by this Forbearance Agreement; and

(b)                                 by construing references throughout each of the Finance Documents to “this Agreement”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Forbearance Agreement.

5.3                               No other amendments; ratification.

(a)                                  Except as amended hereby, all other terms and conditions of the Loan Agreement and the other Finance Documents remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.

(b)                                 Without limiting the foregoing, each of the Guarantors acknowledges and agrees that the Guaranty remains in full force and effect.

(c)                                  The Obligors acknowledge and agree that the Loan Agreement shall, together with this Forbearance Agreement, be read and construed as a single agreement.

6                                         RELEASE

6.1                               Release.

(a)                                In consideration of the Lender, the Facility Agent, the Security Trustee and the Swap Banks entering into this Forbearance Agreement, each of the Obligors acknowledges and agrees that, as of the date hereof:

(i)                                     such Obligor does not have any claim or cause of action against any Credit Party (or any of such Credit Party’s respective directors, officers, employees or agents);

(ii)                                  such Obligor does not have any offset right, counterclaim or defense of any kind against any of its respective Secured Liabilities to any Credit Party; and

(iii)                               each of the Credit Parties has heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Obligors.

(b)                              To eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any Credit Party’s rights, interests, contracts, collateral security or remedies, each Obligor unconditionally releases, waives and forever discharges:

(i)                                     any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Credit Party to such Obligor, except the obligations to be performed by any Credit Party on or after the date hereof as expressly stated in this Forbearance Agreement, the Loan Agreement and the other Finance Documents; and

(ii)                                  all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Obligor might otherwise have against any Credit Party or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

7                                         REPRESENTATIONS AND WARRANTIES

7.1                               Authority.  The execution and delivery by each of the Obligors of this Forbearance Agreement and the performance by each Obligor of all of its agreements and obligations under the Loan Agreement, as amended hereby, are within such Obligor’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Obligor, and no consent of any third party is required in connection with the transactions contemplated by this Forbearance Agreement.

7.2                               Enforceability.  This Forbearance Agreement and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the Obligors party hereto and are enforceable against such Obligors in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

7.3                               Certifications.  Each Obligor certifies that:

(a)                                  there is no proceeding for the dissolution or liquidation of such party;

(b)                                 the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct as though made on and as of the date hereof, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Loan Agreement;

(c)                                 there is no material misstatement of fact in any information provided by any of the Obligors to the Facility Agent or the Lender or the Swap Banks since January 27, 2011, and such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)                                 there is no event occurring and continuing, or resulting from this Forbearance Agreement, that constitutes a Potential Event of Default or an Event of Default, other than the Payment Default or the Specified Defaults; and

(e)                                  there have been no amendments to the constitutional documents of any Obligor since January 27, 2011.

8                                         MISCELLANEOUS

8.1                               Governing law.  THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401).

8.2                               Counterparts.  This Forbearance Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8.3                               Severability.  Any provision of this Forbearance Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

8.4                               Payment of expenses.  The Obligors agree to pay or reimburse each of the Credit Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this Forbearance Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

8.5                               Headings and captions.  The headings captions in this Forbearance Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

[EXECUTION PAGES FOLLOW]

WHEREFORE, the parties hereto have caused this Forbearance Agreement to be executed as of the date first above written.

BEDFORD MARITIME CORP., as Borrower		DVB GROUP MERCHANT BANK (ASIA) LTD., as Lender

By:	/s/ Tulio R. Prieto	By:	/s/ Illegible
Name:	Tulio R. Prieto	Name:
Title:	Attorney in Fact	Title:

BRIGHTON MARITIME CORP., as Borrower		DVB GROUP MERCHANT BANK (ASIA) LTD., as Facility Agent and Security Trustee

By:	/s/ Tulio R. Prieto	By:	/s/ Illegible
Name:	Tulio R. Prieto	Name:
Title:	Attorney in Fact	Title:

HARI MARITIME CORP., as Borrower		THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Swap Bank

By:	/s/ Tulio R. Prieto
Name:	Tulio R. Prieto	By:	/s/ Joseph Whelan
Title:	Attorney in Fact	Name:	Joseph Whelan
		Title:	Deputy Manager
PROSPECT NAVIGATION CORP., as Borrower

		By:	/s/ John Bates
By:	/s/ Tulio R. Prieto	Name:	John Bates
Name:	Tulio R. Prieto	Title:	Deputy Manager
Title:	Attorney in Fact

HANCOCK NAVIGATION CORP., as Borrower		NATIXIS, as Swap Bank

By:	/s/ Tulio R. Prieto	By:	/s/ Illegible
Name:	Tulio R. Prieto	Name:
Title:	Attorney in Fact	Title:

COLUMBUS MARITIME CORP., as Borrower

By:	/s/ Tulio R. Prieto
Name:	Tulio R. Prieto
Title:	Attorney in Fact

WHITEHALL MARINE TRANSPORT CORP., as Borrower		DVB BANK SE, as Swap Bank

By:	/s/ Tulio R. Prieto	By:	/s/ Kevin Bourque
Name:	Tulio R. Prieto	Name:	Kevin Bourque
Title:	Attorney in Fact	Title:	Senior Vice President

TBS INTERNATIONAL LIMITED, as Guarantor
		By:	/s/ Boris Siegers
		Name:	Boris Siegers
By:	/s/ Tulio R. Prieto	Title:	Senior Vice President
Name:	Tulio R. Prieto
Title:	Attorney in Fact

TBS HOLDINGS LIMITED, as Guarantor

By:	/s/ Tulio R. Prieto
Name:	Tulio R. Prieto
Title:	Attorney in Fact

TBS INTERNATIONAL PUBLIC LIMITED COMPANY, as Guarantor

By:	/s/ Tulio R. Prieto
Name:	Tulio R. Prieto
Title:	Attorney in Fact

*

SCHEDULE 1 TO FORBEARANCE AGREEMENT

EXISTING FINANCING AGREEMENTS

1.                                     Amended and Restated Loan Agreement dated May 6, 2010 between Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., and Sunswyck Maritime Corp., as Borrowers, and The Royal Bank of Scotland plc, as Lender (as amended prior to the date hereof).

2.                                     Second Amended and Restated Credit Agreement dated as of January 27, 2011 among (i) Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp. and Windsor Maritime Corp., as borrowers, a corporation formed under the laws of Ireland, (ii) TBS International Plc, (iii) TBS International Limited, (iv) TBS Shipping Services Inc., (v) the lenders party thereto and (vi) Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as amended prior to the date hereof), and the Master Agreement in connection therewith (as amended prior to the date hereof)

3.                                     Loan Agreement dated December 7, 2007, between Claremont Shipping Corp. and Yorkshire Shipping Corp., as Borrower, and Credit Suisse as Lender (as amended prior to the date hereof).

4.                                     Loan Agreement dated February 29, 2008, between Amoros Maritime Corp., Lancaster Maritime Corp., and Chatham Maritime Corp., as Borrower, and AIG Commercial Equipment Finance, Inc., as Lender (as amended prior to the date hereof).

5.                                     Loan Agreement dated June 19, 2008, between Grainger Maritime Corp., as Borrower, and Joh Berenberg, Gossler & Co. KG as Lender (as amended prior to the date hereof).